Exhibit 99.1


                          ABRAXAS PETROLEUM CORPORATION
                            www.abraxaspetroleum.com
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816

                                  NEWS RELEASE

                Abraxas Reports Second Quarter 2006 Results with
           Five Consecutive Quarters of Production Growth including a
            41% Increase in Daily Production over Second Quarter 2005

SAN ANTONIO (Aug. 8, 2006) - Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the quarter and six months ended
June 30, 2006 and provided an operational update.

Daily production from the second quarter of 2006 increased 5% over the first quarter of 2006 marking five consecutive quarters of production growth.

Results for the quarter ended June 30, 2006 included:
     o   Production of 2.0 Bcfe, a 41% increase over Q2 2005;
     o   Revenue of $13.3 million, a 38% increase over Q2 2005;
     o   EBITDA (a) of $9.4 million, a 61% increase over Q2 2005; and
     o   Cash flow (a) of $5.3 million, a 117% increase over Q2 2005.

Results for the six months ended June 30, 2006 included:
     o Production of 3.8 Bcfe, a 42% increase over the same six-month period of 2005;
     o Revenue of $26.6 million, a 53% increase over the same six-month period of 2005;
     o EBITDA (a) of $18.6 million, a 82% increase over the same six-month period of 2005; and
     o Cash flow (a) of $10.6 million, a 184% increase over the same six-month period of 2005.

         (a) see reconciliation of non-GAAP financial measures below.

Net earnings in the second  quarter of 2006 were  $983,000,  or $0.02 per share, compared  to a net loss in the same  quarter  of 2005 of  $37,000,  or less than
($0.01) per share, from continuing  operations.  Net earnings for the six months ended June 30, 2006 were $2.2 million,  or $0.05 per share, as compared to a net loss during the same six-month period of 2005 of $973,000, or ($0.03) per share, from  continuing  operations.  Continuing  operations  represent  financial  and operating  results  from  operations  in the  U.S.  only  as all  of  Grey  Wolf
Exploration   Inc.'s   historical   performance   and  results  are  treated  as
discontinued  operations  as a result of the sale of Grey Wolf  shares  owned by
Abraxas in Grey Wolf's initial public offering that closed on February 28, 2005.
Abraxas  currently  owns less than 1% of the  outstanding  capital stock of Grey
Wolf.

As anticipated, basis differentials during the quarter narrowed closer to historical ranges. The Company realized an oil differential of less than $1.30 and a gas differential of 20% to NYMEX (L3D) during the second quarter of 2006, compared to $1.95 and 30%, respectively, that the Company realized during the first quarter of 2006.

"I am very  pleased to  announce  that we have  increased  production  from 14.2
MMcfepd to 21.4 MMcfepd since the first quarter of 2005. This 51% increase in production has been achieved exclusively through the drill bit, as we continue to explore and exploit the many opportunities that we have identified on our

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existing  leasehold.  As a result, we believe we are well positioned to meet our
2006 production guidance," commented Bob Watson, Abraxas' President and CEO.

Operations
In South Texas, the Simek-Cook #1 was recently completed in the Wilcox formation and placed on-line at approximately 1.0 MMcfepd.

In the Oates SW Field of West Texas, completion operations continue on the Hudgins #37-1H, a horizontal Devonian re-entry, and the La Escalera #5-1, a Lower Wolfcamp test. The La Escalera #2 is currently shut-in after the Atoka formation was deemed not commercial; this well will be evaluated for other potentially productive zones.

In Wyoming, some of the accumulated oil in inventory at the end of the first quarter was sold during the second quarter, whereas the remainder will be sold during the third quarter. The Company continues to monitor production rates on the four vertical wells drilled in late 2005, while analyzing the different fracture treatments employed.

Abraxas owns a 100% working interest in all of the above-mentioned wells.

Conference Call
Abraxas invites you to participate in a conference call on Tuesday, August 8th, at 2:00 p.m. CT to discuss the contents of this release and respond to questions. Please dial 1.866.203.3436, passcode 33204543, 10 minutes before the scheduled start time, if you would like to participate in the call. The conference call will also be webcast live on the Internet and can be accessed directly on the Company's website at www.abraxaspetroleum.com under the section entitled "Event Calendar". In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the "Event Calendar" section of the Company's website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking  statements:  Statements in this release looking forward in time involve  known and unknown  risks and  uncertainties,  which may cause Abraxas' actual results in future periods to be materially  different from any future performance  suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition,  Abraxas'  future  natural gas and crude oil  production is highly  dependent upon Abraxas' level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the  value of  securities  is highly  volatile  and may be  influenced  by
economic  and  other  factors  beyond  Abraxas'  control.   In  the  context  of
forward-looking  information provided for in this release,  reference is made to the discussion of risk factors  detailed in Abraxas' filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com




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                                                ABRAXAS PETROLEUM CORPORATION
                                                    QUARTER-END RESULTS
                                                       (UNAUDITED)

                                                             Three Months Ended                   Six Months Ended
(In thousands except per share data)                              June 30,                            June 30,
                                                     ------------------------------------   ------------------------------
                                                          2006                2005              2006             2005
                                                     ----------------    ----------------   --------------    ------------
Financial results:
-------------------------------------------------
Revenues                                             $        13,304     $         9,627    $      26,609     $    17,449
EBITDA (a)                                                     9,432               5,841           18,589          10,221
Cash flow (a)                                                  5,342               2,460           10,554           3,717
Earnings (loss) from continuing operations                       983                 (37)           2,203            (973)
Earnings (loss) per share from continuing
   operations - basic                                $          0.02     $          0.00    $        0.05     $     (0.03)
Weighted average shares outstanding                           42,569              37,821           42,524          37,216

Production per day:
 ------------------------------------------------
Crude oil (Bbl)                                                  559                 535              539             555
Natural gas (Mcf)                                             18,080              12,024           17,684          11,388
Mcfe                                                          21,431              15,234           20,917          14,716

Realized prices (net of hedge impact):
-------------------------------------------------
Crude oil (Bbl)                                      $         66.09     $         49.43    $       62.97     $     48.25
Natural gas (Mcf)                                               5.78                6.33             6.14            5.83
Price per Mcfe                                                  6.60                6.73             6.81            6.33

Expenses:
-------------------------------------------------
Lease operating ($ per Mcfe)                         $          0.94     $          1.15    $        0.92     $      1.11
Production taxes (% of revenue)                                   7%                 10%               8%             11%
General and administrative, excluding
stock-based compensation ($ per Mcfe)                           0.48                0.79             0.54            0.77
Cash interest ($ per Mcfe)                                      2.10                2.44             2.12            2.44
D/D/A ($ per Mcfe)                                              1.92                1.31             1.88            1.32
-------------------------------------------------
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(a) See reconciliation of non-GAAP financial measures below.

     Note: The above results exclude impact from Grey Wolf Exploration Inc.
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


                                                                    BALANCE SHEET DATA

       (In thousands)                                    June 30, 2006              December 31, 2005
                                                    ------------------------      -----------------------

       Cash                                         $                    52        $                  42
       Working capital (deficit)                                     (5,479)                      (4,880)
       Property and equipment - net                                 116,661                      105,248
       Total assets                                                 131,559                      121,866

       Long-term debt                                               136,633                      129,527
       Stockholders' equity (deficit)                               (20,858)                     (23,701)
       Common shares outstanding                                     42,596                       42,007

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                                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                             (UNAUDITED)

(In thousands except per share data)                         Three Months Ended                  Six Months Ended
                                                                  June 30,                           June 30,
                                                     ------------------------------------ --------------------------------
                                                             2006            2005 (a)            2006          2005 (a)
                                                     ------------------- ---------------- ----------------- --------------

Revenues:
   Oil and gas production revenues ................   $          12,869   $        9,336    $       25,795   $     16,861
   Rig revenues ...................................                 429              283               805            579
   Other  .........................................                   6                8                 9              9
                                                     ------------------- ---------------- ----------------- --------------
                                                                 13,304            9,627            26,609         17,449
Operating costs and expenses:
   Lease operating ................................               1,835            1,595             3,488          2,965
   Production taxes ...............................                 881              927             2,050          1,835
   Depreciation, depletion, and amortization ......               3,737            1,817             7,136          3,515
   Rig operations .................................                 219              166               430            384
   General and administrative (including stock-
     based compensation of $199, $16, $370
     and $41) .....................................               1,136            1,114             2,422          2,085
                                                     ------------------- ---------------- ----------------- --------------
                                                                  7,808            5,619            15,526         10,784
                                                     ------------------- ---------------- ----------------- --------------
Operating income ..................................               5,496            4,008            11,083          6,665

Other (income) expense:
   Interest income ................................                   -                -                (1)            (1)
   Interest expense ...............................               4,115            3,407             8,086          6,541
   Amortization of deferred financing fees ........                 398              403               795            854
   Other ..........................................                   -              235                 -            244
                                                     ------------------- ---------------- ----------------- --------------
                                                                  4,513            4,045             8,880          7,638
                                                     ------------------- ---------------- ----------------- --------------
Earnings (loss) from continuing operations ........                 983              (37)            2,203           (973)

Net income (loss) from discontinued operations
   (net of $6,060 income tax expense in 2005)......                   -              (27)                 -        12,894
                                                     ------------------- ---------------- ----------------- --------------
Net earnings (loss) ............................      $             983   $          (64)   $        2,203   $     11,921
                                                     =================== ================ ================= ==============

Basic earnings (loss) per common share:
   Net earnings (loss) from continuing                $            0.02   $            -    $         0.05   $      (0.03)
   operations...................................
    Discontinued operations ....................                      -                -                 -           0.35
                                                     ------------------- ---------------- ----------------- --------------
Net earnings (loss) per common share - basic ...      $            0.02   $            -    $         0.05   $       0.32
                                                     =================== ================ ================= ==============

Diluted earnings (loss) per common share:
   Net earnings (loss) from continuing                $            0.02   $            -    $         0.05   $      (0.03)
   operations...................................
    Discontinued operations ....................                      -                -                 -           0.35
                                                     ------------------- ---------------- ----------------- --------------
Net earnings (loss) per common share  - diluted       $            0.02   $            -    $         0.05   $       0.32

Weighted average shares outstanding:
   Basic .......................................                 42,569           37,821            42,524         37,216
    Diluted ....................................                 44,073           39,435            44,119         37,216

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(a) Reflects retrospective adoption of SFAS 123R.


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                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES


To fully assess Abraxas' operating results,  management  believes that, although
not  prescribed  under  generally  accepted  accounting   principles   ("GAAP"),
discretionary cash flow and EBITDA are appropriate  measures of Abraxas' ability to satisfy capital  expenditure  obligations  and working capital  requirements.
Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules.
Abraxas'  cash flow and EBITDA  should not be  considered  in  isolation or as a substitute for other financial  measurements prepared in accordance with GAAP or as a measure  of the  Company's  profitability  or  liquidity.  As cash flow and
EBITDA  exclude  some,  but not all,  items that  affect net income and may vary among companies,  the cash flow and EBITDA presented below may not be comparable to  similarly  titled  measures of other  companies.  Management  believes  that operating income (loss)  calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA;  therefore,  operating income (loss)
is utilized as the starting point for these reconciliations.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.
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

                                                  Three Months Ended                    Six Months Ended
(In thousands)                                         June 30,                             June 30,
                                           ----------------------------------    --------------------------------
                                                2006               2005              2006              2005
                                           ----------------    --------------    -------------    ---------------

Operating income                           $         5,496     $       4,008     $     11,083     $        6,665
Depletion, depreciation and amortization             3,737             1,817            7,136              3,515
Stock-based compensation                               199                16              370                 41
Cash portion of other expense                            -                 -                -                 (9)
Cash interest                                       (4,090)           (3,381)          (8,035)            (6,495)
-----------------------------------------------------------------------------------------------------------------
Cash Flow                                  $         5,342     $       2,460     $     10,554     $        3,717
-----------------------------------------------------------------------------------------------------------------


EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented - see consolidated statements of operations for a reconciliation of net income (loss) to operating income (loss).

(In thousands)                                    Three Months Ended                    Six Months Ended
                                                       June 30,                             June 30,
                                           ----------------------------------    --------------------------------
                                                  2006               2005             2006              2005
                                           -----------------    -------------    -------------    ---------------

Operating income                           $          5,496     $      4,008      $    11,083     $        6,665
Depletion, depreciation and amortization              3,737            1,817            7,136              3,515
Stock-based compensation                                199               16              370                 41
-----------------------------------------------------------------------------------------------------------------
EBITDA                                     $          9,432     $      5,841      $    18,589     $       10,221
-----------------------------------------------------------------------------------------------------------------


     Note: The above cash flow and EBITDA reconciliations exclude impact from Grey Wolf Exploration Inc.